RSC-0559 D 3/21 [-1a-] [RSC-0539/D/v1 5/21] CONTRACT DATA PAGE Product Name: [Symetra Trek Plus] Product Type: [Non-Qualified Annuity] Contract Date: [12/01/2020] Allocation Date: [12/07/2020] Contract Number: [000000000] Purchase Payment: [$25,000] Separate Account: [Symetra Separate Account RINA] Owner: [John Doe] [[Date of Birth: [12/12/1959] Age at issue: [59] Sex: [Male]] [Joint Owner: [Jane Doe] Date of Birth: [11/12/1959] Age at issue: [59] Sex: [Female]] Annuitant: [John Doe] Date of Birth: [12/12/1959] Age at issue: [59] Sex: [Male] [Joint Annuitant: [Jane Doe] Date of Birth: [11/12/1959] Age at issue: [59] Sex: [Female]] Maximum Issue Age: [80]. The Contract Date must be prior to the Owner's and Annuitant's [81st] birthday(s). Maximum Annuitization Age: [95]. Annuity Payments must begin prior to the Annuitant's [96]th birthday(s). This is not later than [12/13/2076]. Delivered in the State of: [Any State] and governed by its laws. Surrender Charge Schedule: Contract Year Charge [1 9% of amount withdrawn 2 8% of amount withdrawn 3 7% of amount withdrawn 4 6% of amount withdrawn 5 5% of amount withdrawn 6 4% of amount withdrawn After 6 0% of amount withdrawn] Please see the "Charges and Taxes" section for a complete explanation of charges. Free Withdrawal Percentage: [15%] Minimum Withdrawal Amount: [$500] Transfer Notice Deadline: [2 business days]

ACCOUNTS AVAILABLE FOR INITIAL INTEREST TERM

Index and Crediting Method	Interest Term	Initial Allocation	Charge Rate	Initial Indexed Interest		
				Cap	Participation Rate	Trigger Rate
[S&P 500 Index Point-to-Point with Indexed Interest Buffer: 10%	1 year	20%	-	13.50%	100%	-
Russell 2000 Index Point-to-Point with Indexed Interest Buffer: 10%	1 year	-	-	-	-	-
NASDAQ-100 Index Point-to-Point with Indexed Interest Buffer: 10%	1 year	-	-	-	-	-
MSCI Emerging Markets Index Point-to-Point with Indexed Interest Buffer: 10%	1 year	-	-	-	-	-
PIMCO Equity Fusion Index™ Point-to-Point with Indexed Interest Buffer: 10%	1 year	10%	-	14.00%	100%	-
S&P 500 Index Point-to-Point with Indexed Interest Floor: -10%	1 year	-	-	-	-	-
Russell 2000 Index Point-to-Point with Indexed Interest Floor: -10%	1 year	-	-	-	-	-
NASDAQ-100 Index Point-to-Point with Indexed Interest Floor: -10%	1 year	-	-	-	-	-
MSCI Emerging Markets Index Point-to-Point with Indexed Interest Floor: -10%	1 year	-	-	-	-	-
PIMCO Equity Fusion Index™ Point-to-Point with Indexed Interest Floor: -10%	1 year	-	-	-	-	-
S&P 500 Index Point-to-Point with Indexed Interest Floor: -10%	1 year	10%	-	-	-	5.75%
S&P 500 Index Point-to-Point with Indexed Interest Barrier: -15%	1 year	-	-	-	-	-
S&P 500 Index Point-to-Point with Indexed Interest Buffer: 10%	2 year	10%	-	27.00%	100%	-
Russell 2000 Index Point-to-Point with Indexed Interest Buffer: 10%	2 year	-	-	-	-	-
NASDAQ-100 Index Point-to-Point with Indexed Interest Buffer: 10%	2 year	-	-	-	-	-
MSCI Emerging Markets Index Point-to-Point with Indexed Interest Buffer: 10%	2 year	-	-	-	-	-
PIMCO Equity Fusion Index™ Point-to-Point with Indexed Interest Buffer: 10%	2 year	-	-	-	-	-
S&P 500 Index Point-to-Point with Indexed Interest Buffer: 10%	2 year	-	1%	-	-	-
Russell 2000 Index Point-to-Point with Indexed Interest Buffer: 10%	2 year	-	1%	-	-	-
NASDAQ-100 Index Point-to-Point with Indexed Interest Buffer: 10%	2 year	-	1%	-	-	-
MSCI Emerging Markets Index Point-to-Point with Indexed Interest Buffer: 10%	2 year	-	1%	-	-	-

RSC-0559 D 3/21 [-1b-]

ACCOUNTS AVAILABLE FOR INITIAL INTEREST TERM (continued)

Index and Crediting Method	Interest Term	Initial Allocation	Charge Rate	Initial Indexed Interest		
				Cap	Participation Rate	Trigger Rate
PIMCO Equity Fusion Index™ Point-to-Point with Indexed Interest Buffer: 10%	2 year	-	1%	-	-	-
S&P 500 Index Point-to-Point with Indexed Interest Buffer: 10%	6 year	15%	-	-	100%	-
Russell 2000 Index Point-to-Point with Indexed Interest Buffer: 10%	6 year	-	-	-	-	-
S&P 500 Index Point-to-Point with Indexed Interest Buffer: 10%	6 year	5%	1%	-	130%	-
Russell 2000 Index Point-to-Point with Indexed Interest Buffer: 10%	6 year	-	1%	-	-	-
S&P 500 Index Point-to-Point with Indexed Interest Buffer: 20%	6 year	-	-	-	-	-
Russell 2000 Index Point-to-Point with Indexed Interest Buffer: 20%	6 year	-	-	-	-	-
S&P 500 Index Point-to-Point with Indexed Interest Buffer: 20%	6 year	10%	1%	-	110%	-
Russell 2000 Index Point-to-Point with Indexed Interest Buffer: 20%	6 year	10%	1%	105.00%	100%	-]

Account	Interest Term	Initial Allocation	Initial Interest Rate
Fixed Account	[1 year	10%	1.00%]

[An Index does not include the payment or reinvestment of dividends in the calculation of its performance and is not available for direct investment.]

[Initial Indexed Interest Caps, Indexed Interest Participation Rates, Indexed Interest Trigger Rates, and] Initial Interest Rate shown above are applicable for the initial Interest Term only. Subsequent [Indexed Interest Caps, Indexed Interest Participation Rates, Indexed Interest Trigger Rates and] Interest Rates are subject to change as described in the Contract.

Point to Point Index Return Calculation:

$$\frac{\text{Index Value on the last day of the Interest Term}}{\text{Index Value on the first day of the Interest Term}} - 1$$

[Adjusted Index Return Calculation with an Indexed Interest Buffer:

If the Index Return is positive or zero :

For indexed accounts with a Trigger Rate, the Adjusted Index Return will equal the Trigger Rate.

For accounts with the Cap and Participation Rate, the Adjusted Index Return will be the lesser of:

- the Indexed Interest Cap; or
- the Index Return multiplied by the Indexed Interest Participation Rate.

RSC-0559 D 3/21 [-1c-]

RSC-0559 D 3/21 [-1d-] If the Index Return is negative : If the negative Index Return is within the Indexed Interest Buffer, the Adjusted Indexed Return will equal zero. If the negative Index Return is beyond the Indexed Interest Buffer, the Adjusted Index Return will equal the amount by which the negative Indexed Return exceeds the Indexed Interest Buffer.] [Adjusted Index Return Calculation with an Indexed Interest Floor: If the Index Return is positive or zero : For indexed accounts with a Trigger Rate, the Adjusted Index Return will equal the Trigger Rate. For accounts with a Cap and Participation Rate, the Adjusted Index Return will be the lesser of: • the Indexed Interest Cap; or • the Index Return multiplied by the Indexed Interest Participation Rate. If the Index Return is negative : The Adjusted Index Return will be the greater of: • the Index Return; or • the Indexed Interest Floor] [Adjusted Index Return Calculation with an Indexed Interest Barrier: If the Index Return is positive or zero : For indexed accounts with a Trigger Rate, the Adjusted Index Return will equal the Trigger Rate. For accounts with a Cap and Participation Rate, the Adjusted Index Return will be the lesser of: • the Indexed Interest Cap; or • the Index Return multiplied by the Indexed Interest Participation Rate. If the Index Return is negative : If the negative Index Return is within the Indexed Interest Barrier, the Adjusted Indexed Return will equal zero. If the negative Index Return is beyond the Indexed Interest Barrier, the Adjusted Index Return will equal the Index Return.] Fixed Account Guaranteed Minimum Interest Rate: [1.00%] Guaranteed Minimum Indexed Interest Cap: [[1.00%] while the surrender charge percentage exceeds 0%, [1.00%] thereafter.] Guaranteed Minimum Indexed Interest Participation Rate: [[100%] while the surrender charge percentage exceeds 0%, [100%] thereafter.] Guaranteed Minimum Indexed Interest Trigger Rate: [[1.00%] while the surrender charge percentage exceeds 0%, [1.00%] thereafter.] Annuity Payments Table: [Annuity Reserve 2012 mortality table with mortality improvement scale G2, with age setback of five years], and an interest rate of [1%]. [Premium Taxes: [0.00%]

RSC-0559 D 3/21 [-1e-] ANNUITY SERVICE OFFICE: Home Office: Symetra Life Insurance Company [777 108th Ave. NE, Suite 1200 Bellevue, Washington 98004] Telephone: [ 1-800-796-3872] Mailing Address: Symetra Life Insurance Company [PO Box 305156 Nashville, Tennessee 37230-5156] Fax: [ 1-866-532-1356]

RSC-0559 D 3/21 [-1f-] [The “S&P 500 Index” is a product of S&P Dow Jones Indices LLC, a division of S&P Global, or its affiliates (“SPDJI”), and has been licensed for use by Symetra Life Insurance Company (“Symetra”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC, a division of S&P Global (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Symetra Life Insurance Company. It is not possible to invest directly in an index. Symetra’s products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of Symetra’s products or any member of the public regarding the advisability of investing in securities generally or Symetra’s products particularly or the ability of the S&P 500 Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Symetra with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Symetra or Symetra’s products. S&P Dow Jones Indices has no obligation to take the needs of Symetra or the owners of Symetra’s products into consideration in determining, composing or calculating the S&P 500 Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of Symetra’s products or the timing of the issuance or sale of Symetra’s products or in the determination or calculation of the equation by which Symetra’s products are to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Symetra’s products. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY SYMETRA, OWNERS OF SYMETRA’S PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND SYMETRA, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.] [THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. ("MSCI"), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE "MSCI PARTIES"). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY SYMETRA LIFE INSURANCE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF

RSC-0559 D 3/21 [-1g-] THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT. ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.] [The Product has been developed solely by Symetra Life Insurance Company and is not in any way connected to or sponsored, endorsed, sold or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). FTSE Russell is a trading name of certain of the LSE Group companies. All rights in the “Russell 2000® Index” (the “Index”) vest in the relevant LSE Group company which owns the Index. “Russell®”, “FTSE Russell®”, and “Russell 2000® Index” are trademarks of the relevant LSE Group company and are used by any other LSE Group company under license. The Index is calculated by or on behalf of FTSE International Limited or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on or any error in the Index or (b) investment in or operation of the Product. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the Product or the suitability of the Index for the purpose to which it is being put by Symetra Life Insurance Company. The Product is not in any way connected to or sponsored, endorsed, sold or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). The LSE Group does not accept any liability whatsoever to any person arising out of the use of the Product or the underlying data.] [The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations' only relationship to Symetra Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq®, Nasdaq-100®, Nasdaq-100 Index®, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s). The Corporations do not guarantee the accuracy and/or uninterrupted calculation of Nasdaq-100 Index ® or any data included therein. The Corporations make no warranty, express or implied, as to results to be obtained by Licensee, owners of the product(s), or any other person or entity from the use of the Nasdaq-100 Index ® or any data included therein. The Corporations make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the Nasdaq-100 Index ® or any data included therein. Without limiting any of the foregoing, in no event shall the

RSC-0559 D 3/21 [-1h-] Corporations have any liability for any lost profits or special, incidental, punitive, indirect, or consequential damages, even if notified of the possibility of such damages.] [The PIMCO Equity Fusion Index™ (the "Index") is an equity index that allocates to exchange-traded funds tracking four major equity markets: U.S. large-capitalization equities, U.S. small-capitalization equities, technology-focused equities, and emerging markets equities. On a quarterly basis, the index adjusts its allocation to the Constituents according to a predefined set of rules based on contrarian signals. The Index is a trademark of Pacific Investment Management Company LLC ("PIMCO") and has been licensed for use for certain purposes by Symetra Life Insurance Company (“Symetra”) on behalf of the annuity. The Index is the exclusive property of PIMCO and is made and compiled without regard to the needs, including, but not limited to, the suitability needs, of Symetra, the annuity, or the annuity contract owners. The annuity is not sold, sponsored, endorsed or promoted by PIMCO or any other party involved in, or related to, making or compiling the Index. PIMCO does not make any warranty or representation as to the accuracy, completeness, or availability of the Index or information included in the Index and shall have no responsibility or liability for the impact of any inaccuracy, incompleteness, or unavailability of the Index or such information. Neither PIMCO nor any other party involved in, or related to, making or compiling the Index makes any representation or warranty, express or implied, to the annuity contract owner, Symetra, or any member of the public regarding the advisability of purchasing annuities generally or the annuity particularly, the legality of the annuity under applicable federal securities, state insurance and tax laws, the ability of the annuity to track the performance of the Index, any other index or benchmark or general fixed income market or other asset class performance, or the results, including, but not limited to, performance results, to be obtained by Symetra, the annuity, annuity contract owners, or any other person or entity. PIMCO does not provide investment advice to Symetra with respect to the annuity, to the annuity, or to annuity contract owners. Neither PIMCO nor any other party involved in, or related to, making or compiling the Index has any obligation to continue to provide the Index to Symetra with respect to the annuity. In the event that the Index is no longer available to the annuity or annuity contract owners, Symetra may seek to replace the Index with another suitable index, although there can be no assurance that one will be available. PIMCO disclaims all warranties, express or implied, including all warranties of merchantability or fitness for a particular purpose or use. PIMCO shall have no responsibility or liability with respect to the annuity. The Index is comprised of a number of constituents, some of which are owned by entities other than PIMCO. The Index replies on a variety of publicly available data and information and licensable equity and fixed income sub-indices. All disclaimers referenced in the Agreement relative to PIMCO also apply separately to those entities that are owners of the constituents of the Index.] SPDR® S&P 500® ETF Trust (SPY ETF), IWM (iShares Russell 2000 ETF), QQQ (Invesco QQQ Trust Series 1) and EEM (iShares MSCI Emerging Markets ETF) are each a constituent of the PIMCO Equity Fusion Index™. S&P® and SPDR® are registered trademarks of Standard & Poor’s Financial Services LLC (S&P), iShares® is a registered trademark of BlackRock Fund Advisors or BlackRock, Inc. and its subsidiaries, and “Russell” and Russell 2000® are registered trademarks of FTSE Russell, each an “ETF Trademark Owner” and collectively, the “ETF Trademark Owners”. The PIMCO Equity Fusion Index is not sponsored, endorsed, sold, or promoted by any of the ETF Trademark Owners. The ETF Trademark Owners make no representations or warranties to the owners of products utilizing the PIMCO Equity Fusion Index or any member of the public regarding the advisability of purchasing a product utilizing the PIMCO Equity Fusion Index. None of the ETF Trademark Owners has any obligation or liability in connection with the operation, marketing, trading or sale of the PIMCO Equity Fusion Index. ]